UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 17, 2011

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Court Street

Coraopolis, Pennsylvania  15108

(Address of Principal Executive Offices)  (Zip Code)

(724) 273-3400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) on a Form 8-K filed on October 7, 2011, Peter Whitsett left as the Company’s Executive Vice President — Global Merchandising and Division President of Golf Galaxy effective October 3, 2011.

Subject to the non-revocation of a Separation Agreement executed by Mr. Whitsett on October 17, 2011, the Company has agreed to pay Mr. Whitsett severance benefits in the amount of $507,692.30, less all deductions required by law.  The severance benefits are payable in twenty-four bi-weekly installments.

In addition, Mr. Whitsett and the Company are parties to a Confidentiality and Non-Compete Agreement (the “Non-Compete Agreement”) dated November 21, 2010.  Pursuant to the terms of the Non-Compete Agreement, Mr. Whitsett is entitled to receive additional severance of $42,307.70, less all deductions required by law, payable in two bi-weekly installments.  Under the terms of the Non-Compete Agreement, Mr. Whitsett is prohibited from disclosing confidential or proprietary information about the Company that he learned during the course of his employment.  He is also prohibited from competing against the Company or soliciting the Company’s employees for a period of eighteen (18) months following his separation of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: October 21, 2011	By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Executive Vice President, Finance, Administration, Chief Financial Officer and Treasurer